UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported):   April 19, 2016

CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-13222 (Commission File Number)	23-2265045 (IRS Employer Identification No.)

15 South Main Street, Mansfield, Pennsylvania 16933
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (570) 662-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b)

On April 19, 2016, Citizens Financial Services, Inc. (the "Company") held its annual meeting of stockholders ("Annual Meeting").   The stockholders of the Company voted on three proposals at the Annual Meeting.  All proposals were approved pursuant to the following final voting results from the Annual Meeting:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Thomas E. Freeman	1,654,367	81,421	552,707
Alletta M. Schadler	1,660,588	75,200	552,707
Rudolph J. van der Hiel	1,649,750	86,038	552,707

2.	The appointment of S.R. Snodgrass, P.C., Certified Public Accountants, as the independent auditor for the Company for the fiscal year ending December 31, 2016 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,278,717	4,313	5,465	-

3.	The approval of the Citizens Financial Services, Inc. 2016 Equity Incentive Plan, by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,589,859	96,957	48,972	552,707

The total shares voted at the annual meeting were 2,288,495.

(c) and (d) n/a

Item 8.01	Other Events.

On April 22, 2016, Citizens Financial Services, Inc. issued a press release titled "Citizens Financial Services, Inc. Holds Annual Meeting," attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Services, Inc.

April 22, 2016	By:	/s/ Randall E. Blck
Randall E. Black
Chief Exeuctive Officer and President